As filed with the U.S. Securities and Exchange Commission on February 2, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4181699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Custom House Street
Boston, Massachusetts 02110

(Address of Principal Executive Offices Including Zip Code)

Safety Insurance Group, Inc.
2002 Management Omnibus Incentive Plan, as Amended

(Full title of Plan)

William J. Begley, Jr.
Safety Insurance Group, Inc.
20 Custom House Street
Boston, Massachusetts 02110
(617) 951-0600

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.01 par value	1,250,000 shares	$47.76	$59,700,000	$6,387.90

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also include an indeterminate number of additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of the Safety Insurance Group, Inc. 2002 Omnibus Incentive Plan, as Amended.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock on January 30, 2007, as reported on the NASDAQ Global Select Market.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SHARES

This Registration Statement on Form S-8 registers 1,250,000 additional shares of the common stock, par value $0.01 per share (the “Common Stock”), of Safety Insurance Group, Inc.(the “Registrant”) which may be acquired pursuant to the Registrant’s 2002 Management Omnibus Incentive Plan, as Amended  (the “Plan”). The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act of 1933, as amended. Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-110676, as filed with the Securities and Exchange Commission on November 21, 2003, is hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 2,500,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by Safety Insurance Group, Inc. (the “Company”), (Commission File No. 000-50070) with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement as of their respective dates:

1.                                     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

2.                                     The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

3.                                       The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

4.                                       The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;

5.                                       The description of the common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A (File No. 000-50070) filed with the Commission on November 5, 2002; and

6.                                    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.    Exhibits.

4.1

Form of Amended and Restated Certificate of Incorporation of Safety Insurance Group, Inc., (incorporated herein by reference to Exhibit 3.1 to Safety’s Registration Statement on Form S-1 (Registration No. 333-87056 filed with the U.S. Securities and Exchange Commission on November 22, 2002)).

4.2

Form of Amended and Restated Bylaws of Safety Insurance Group, Inc. (incorporated herein by reference to Exhibit 3.2 to Safety Insurance Group, Inc.’s Registration Statement on Form S-1, (Registration No. 333-87056 filed with the U.S. Securities and Exchange Commission on November 22, 2002)).

4.3	*†	Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as Amended.
5.1	*	Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP as to the validity of the Common Stock registered hereunder.
23.1	*	Consent of PricewaterhouseCoopers LLP.
23.2	*	Consent of LeBoeuf, Lamb, Greene & MacRae, LLP (included in the opinion filed as Exhibit 5.1 hereto).
24.1	*	Powers of Attorney (included on signature page hereto).

* Filed herewith.

† Management contract or compensatory plan or arrangement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 2nd day of February, 2007.

SAFETY INSURANCE GROUP, INC.
(Registrant)

By:	/s/ WILLIAM J. BEGLEY, JR.
William J. Begley, Jr.
Chief Financial Officer, Vice President, and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David F. Brussard and William J. Begley, Jr., and each of them acting individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments filed pursuant to Rule 462, or otherwise) of and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID F. BRUSSARD	President, Chief Executive Officer and	February 2, 2007
David F. Brussard	Chairman of the Board (Principal Executive Officer)

/s/ WILLIAM J. BEGLEY, JR.	Chief Financial Officer, Vice President and	February 2, 2007
William J. Begley, Jr.	Secretary (Principal Financial and Accounting Officer)

/s/ A. RICHARD CAPUTO, JR.	Director	February 2, 2007
A. Richard Caputo, Jr.

/s/ FREDERIC H. LINDEBERG	Director	February 2, 2007
Frederic H. Lindeberg

/s/ PETER J. MANNING	Director	February 2, 2007
Peter J. Manning

/s/ DAVID K. MCKOWN	Director	February 2, 2007
David K. McKown

INDEX TO EXHIBITS

4.1

Form of Amended and Restated Certificate of Incorporation of Safety Insurance Group, Inc., (incorporated herein by reference to Exhibit 3.1 to Safety’s Registration Statement on Form S-1 (Registration No. 333-87056 filed with the U.S. Securities and Exchange Commission on November 22, 2002)).

4.2

Form of Amended and Restated Bylaws of Safety Insurance Group, Inc. (incorporated herein by reference to Exhibit 3.2 to Safety Insurance Group, Inc.’s Registration Statement on Form S-1, (Registration No. 333-87056 filed with the U.S. Securities and Exchange Commission on November 22, 2002)).

4.3	*†	Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as Amended.
5.1	*	Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP as to the validity of the Common Stock registered hereunder.
23.1	*	Consent of PricewaterhouseCoopers LLP.
23.2	*	Consent of LeBoeuf, Lamb, Greene & MacRae, LLP (included in the opinion filed as Exhibit 5.1 hereto).
24.1	*	Powers of Attorney (included on signature page hereto).

* Filed herewith.

† Management contract or compensatory plan or arrangement.